As filed with the Securities and Exchange Commission
                       on January 23, 1997

                    Registration No. 33-39261


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          FORM S-8/A-1
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                 INTER-REGIONAL FINANCIAL GROUP
     (Exact name of registrant as specified in its charter)

               Delaware                      41-1228350
     (State or other jurisdiction         (I.R.S. Employer
     of incorporation or organization)      Identification No.)

             Dain Bosworth Plaza
            60 South Sixth Street
            Minneapolis, Minnesota                  55402-4422
    (Address of Principal Executive Offices)        (Zip Code)

                       IFG RETIREMENT PLAN
     Copy to:

                      Carla J. Smith, Esq.
                     Senior Vice President,
                  General Counsel and Secretary
              Inter-Regional Financial Group, Inc.
                       Dain Bosworth Plaza
                      60 South Sixth Street
               Minneapolis, Minnesota  55402-4422
             (Name and address of agent for service)

                         (612) 371-7858
  (Telephone number, including area code, of agent for service)

     This Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 with respect to this Plan (File Nos. 33-39621, 33-25979, 33-13068, 33-10242, 2-
90634, 2-61514,  2-57759, 2-53289  and 2-51150),  including post-
effective amendments thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit
Number    Description
------    -------------------------------------------------------
4.1 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, dated May 3, 1996, File No. 333-03113).

4.2 Amended and Restated Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, for the quarter ending September 30, 1996, File No. 001-08186).

24.1      Power of Attorney.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 23, 1997.

     INTER-REGIONAL FINANCIAL GROUP

     By   Carla J. Smith
          ----------------------------
          Carla J. Smith
          Senior Vice President, General Counsel
          and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name                          Title                          Date
----                          -----                          ----
        *                Chairman of the Board,         January 23, 1996
----------------------   President, Chief Executive
Irving Weiser            Officer and Director
                         (principal executive officer)

        *                Executive Vice President       January 23, 1996
----------------------   and Chief Financial Officer
Louis C. Fornetti        (principal financial officer)

        *                Senior Vice President,         January 23, 1996
----------------------   Controller and Treasurer
Daniel J. Reuss          (principal accounting officer)

        *                Executive Vice President       January 23, 1996
----------------------   and Director
John C. Appel

        *                Executive Vice President       January 23, 1996
----------------------   and Director
William A. Johnstone

        *                Director                       January 23, 1996
----------------------
J. Evans Attwell

        *                Director                       January 23, 1996
----------------------
Susan S. Boren

        *                Director                       January 23, 1996
----------------------
F. Gregory Fitz-Gerald

        *                Director                       January 23, 1996
----------------------
C.A. Rundell, Jr.

        *                Director                       January 23, 1996
----------------------
Robert L. Ryan

        *                Director                       January 23, 1996
----------------------
Arthur R. Schulze, Jr.

* By: Carla J. Smith
      -----------------------------
      Carla J. Smith
      Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 23, 1997.

                       IFG RETIREMENT PLAN

                       Carla J. Smith
                       -------------------------
                       Carla J. Smith
                       Senior Vice President,
                       General Counsel and Secretary